Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-40221) of Equus II Incorporated of our report dated March 21, 2005, relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 28, 2005